                                                                    EXHIBIT 10.3

                                     SECURED
                         NON-NEGOTIABLE PROMISSORY NOTE
                                   [Term Note]

$1,000,000.00                                                St. Louis, Missouri
                                                                October 31, 1997

         FOR VALUE RECEIVED the undersigned, WEISS AND NEUMAN SHOE CO., a Missouri corporation ("Maker"), promises to pay to SANFORD W. WEISS, as agent for those individuals set forth on Schedule 1 hereto ("Lender"), at 11541 Conway Road, St. Louis, Missouri 63131, the principal sum of One Million Dollars ($1,000,000.00) together with interest from the date hereof on the unpaid principal balance. The principal sum of this Note plus accrued interest on the unpaid principal balance, shall be paid in forty (40) installments commencing on April 1, 1998, and continuing each calendar quarter thereafter in accordance with the payment schedule set forth on Schedule 2 hereto.

         At the option of Maker, all, but not less than all, of the principal sum and accrued interest due on this Note may be prepaid without premium or penalty (the "Prepayment"). The Prepayment amount shall be an amount equal to the present value of the annual payments of principal and interest which remain unpaid as of the date of the Prepayment, discounted at an 8% annual rate of interest. At the option of Maker, a portion of the principal sum and accrued interest due on this Note may be prepaid without premium or penalty. In the event of such a partial prepayment, the payment schedule set forth on Schedule 2 hereto shall be recalculated to account for such prepayment.

         In order to secure Maker's obligations under this Note, Maker has (i) caused Southwest Bank of St. Louis to issue Letter of Credit No. 9156 (a copy of which is attached hereto as Schedule 3), in the amount of Five Hundred Thousand Dollars ($500,000.00) designating Lender as the beneficiary thereunder (the "Letter of Credit"), (ii) executed and delivered to Lender a Security Agreement dated as of the date hereof, substantially in the form of Schedule 4 hereto (the "Security Agreement"), and (iii) caused Peter A. Edison ("PAE") to execute and deliver to Lender a Personal Guaranty dated as of the date hereof, substantially in the form of Schedule 5 hereto (the "Personal Guaranty"). Lender agrees that if the outstanding principal amount of this Note, less any Offset Amount (as defined herein) is less than Five Hundred Thousand Dollars ($500,000.00), then the amount of the Letter of Credit may be reduced on a dollar for dollar basis in the amount of such deficit.

         The occurrence of one or more of the following shall be considered an "Event of Default" under this Note:

         (a) Maker's failure to pay any amount payable hereunder when due, and such default is not cured within 10 business days after Maker has received written notice of such default from Lender; and

         (b) The failure of Maker to provide Lender with evidence that a replacement to the Letter of Credit is effective at least 30 days prior to the expiration of the Letter of Credit.

         If an Event of Default has occurred and is continuing all amounts due hereunder shall be immediately due and payable, and Lender shall be entitled to
(i) submit to Southwest Bank of St. Louis a Draw Certificate substantially in the form of Schedule 6 hereto requesting a draw on the Letter of Credit in amounts not to exceed that which is due and payable under this Note, (ii) enforce its rights in accordance with the terms and conditions of the Security Agreement, and (iii) enforce its rights in accordance with the terms and conditions of the Personal Guaranty.

         If an Event of Default has occurred and is continuing, and if this Note is turned over to attorneys for collection, (i) Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees and court costs, and (ii) the unpaid balance hereof shall bear interest at a rate which is the lesser of (x) 12% per annum or (y) the maximum rate allowable by law, until paid in full.

         Notwithstanding anything set forth herein to the contrary, at anytime during the first five years Maker's obligations under this Note are outstanding, Maker shall have the option to forego making the four regularly scheduled payments of principal and interest during any calendar year during such time period (the "Front 9 Mulligan"). The payments of principal and interest associated with the Front 9 Mulligan, and each such payment thereafter, shall be due and payable 12 months immediately after the regularly scheduled payment date as set forth on Schedule 2 hereto. At anytime during the second five years Maker's obligations under this Note are outstanding, Maker shall have the option to forego making the four regularly scheduled payments of principal and interest during any calendar year during such time period (the "Back 9 Mulligan"). The payments of principal and interest associated with the Back 9 Mulligan, and each such payment thereafter, shall be due and payable 12 months immediately after the regularly scheduled payment date as set forth on Schedule 2 hereto, as may be amended if the Front 9 Mulligan is utilized.

         If Maker exercises any of the Front 9 Mulligan, the Back 9 Mulligan or a Quarterly Mulligan (as defined herein), Maker agrees that such deferred payments shall bear interest in accordance with the method of computing interest hereunder. Maker further agrees that upon the exercise of any such mulligan, Maker shall cause to be prepared and delivered to Lender, subject to Lender's review and approval, a revised Schedule 2 which when agreed upon by Lender shall thereafter be substituted for and replace the Schedule 2 then attached to this Note.

         Prior to exercising the Front 9 Mulligan or the Back 9 Mulligan, Maker shall provide Lender with an affidavit (the "Affidavit"), signed by Maker's Chief Executive Officer stating that the financial position and performance of Maker are currently such that to make the regularly scheduled payments of principal and interest for such year would reduce Maker's available working capital, after considering all reasonably available sources therefor, below a level which a reasonable, qualified Chief Executive Officer would deem prudent. The Affidavit shall be delivered to Lender no later than January 2 of the year during which Maker exercises the Front 9 Mulligan or the Back 9 Mulligan, as applicable.

         Notwithstanding anything set forth herein to the contrary, Maker shall have the option to delay making an April, July or October regularly scheduled payment of principal and interest during each calendar year this Note is outstanding (each a "Quarterly Mulligan"), provided however, Maker shall pay such delayed payment of principal and interest at the time Maker pays the regularly scheduled payment of principal and interest due in January of the immediately following calendar year. If Maker exercises a Quarterly Mulligan and within the same calendar year (i) fails to make another regularly scheduled quarterly payment of principal and interest, and (ii) provides Lender with an affidavit signed by Maker's Chief Executive Officer stating its intention to delay making such payment and that the financial position and performance of Maker are currently such that to make such payment would reduce Maker's available working capital, after considering all reasonably available sources therefor, below a level which a reasonable, qualified Chief Executive Officer would deem prudent, then Maker shall be deemed to have exercised the Front 9 Mulligan or the Back 9 Mulligan, as applicable.

         Maker may offset against payments due hereunder amounts due and payable to Maker pursuant to Section 8.3 of the Securities Redemption and Acquisition Agreement ("Offset Amount"), dated as of the date hereof, among Maker, PAE and certain shareholders of Company.

         If any provision of this Note or the application thereof is held invalid or unenforceable, the remainder of this Note will not be affected thereby and the provisions of this Note shall be severable in any such instance.

         No waiver of any term, provision or condition of this Note, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

         This Note has been executed under and shall be governed by the laws of the State of Missouri without regard to such state's conflicts of law principles.

         NOTWITHSTANDING ANYTHING SET FORTH HEREIN TO THE CONTRARY, LENDER HEREBY ACKNOWLEDGES THAT ITS RIGHTS UNDER THIS NOTE ARE SUBORDINATE TO THE RIGHTS OF SOUTHWEST BANK OF ST. LOUIS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT BETWEEN LENDER AND SOUTHWEST BANK OF ST. LOUIS.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.


                                    WEISS AND NEUMAN SHOE CO.


                                    By:  /s/ PETER A. EDISON
                                       ----------------------------------



[Schedule 1, Schedule of Shareholders, and Schedule 3, Letter of Credit, omitted. The Registrant undertakes to furnish supplementally a copy of such omitted schedules to the Commission upon request.]

                                   SCHEDULE 2

                                    PAYMENTS


                                      ACCRUED
                        PRINCIPAL     INTEREST    INTEREST      TOTAL     PRINCIPAL BALANCE
                         PAYMENT      PAYMENT     PAYMENT      PAYMENT        REMAINING
                        ---------     --------    --------     -------    -----------------
                                                                                  $15,799(1)
                                                                               $1,000,000
April 1, 1998                  $0       $7,500     $20,000     $27,500         $1,000,000
July 1, 1998                   $0       $7,500     $20,000     $27,500         $1,000,000
October 1, 1998            $6,187       $1,313     $20,000     $27,500           $993,813
January 1, 1999            $7,624           $0     $19,876     $27,500           $986,189
April 1, 1999             $10,276           $0     $19,724     $30,000           $975,913
July 1, 1999              $10,482           $0     $19,518     $30,000           $965,431
October 1, 1999           $10,691           $0     $19,309     $30,000           $954,740
January 1, 2000           $10,905           $0     $19,095     $30,000           $943,835
April 1, 2000             $13,623           $0     $18,877     $32,500           $930,211
July 1, 2000              $13,896           $0     $18,604     $32,500           $916,316
October 1, 2000           $14,174           50     $18,326     $32,500           $902,142
January 1, 2001           $14,457           $0     $18,043     $32,500           $887,685
April 1, 2001             $17,246           50     $17,754     $35,000           $870,439
July 1, 2001              $17,591           $0     $17,409     $35,000           $852,847
October 1, 2001           $17,943           $0     $17,057     $35,000           $834,904
January 1, 2002           $18,302           $0     $16,698     $35,000           $816,602
April 1, 2002             $21,168           $0     $16,332     $37,500           $795,434
July 1, 2002              $21,591           $0     $15,909     $37,500           $773,843
October 1, 2002           $22,023           $0     $15,477     $37,500           $751,820
January 1, 2003           $22,464           $0     $15,036     $37,500           $729,356
April 1, 2003             $25,413           $0     $14,587     $40,000           $703,943
July 1, 2003              $25,921           $0     $14,079     $40,000           $678,022
October 1, 2003           $26,440           $0     $13,560     $40,000           $651,583
January 1, 2004           $26,968           $0     $13,032     $40,000           $624,614
April 1, 2004             $30,008           $0     $12,492     $42,500           $594,607
July 1, 2004              $30,608           $0     $11,892     $42,500           $563,999
October 1, 2004           $31,220           $0     $11,280     $42,500           $532,779
January 1, 2005           $31,844           $0     $10,656     $42,500           $500,934
April 1, 2005             $34,981           $0     $10,019     $45,000           $465,953
July 1, 2005              $35,681           $0      $9,319     $45,000           $430,272
October 1, 2005           $36,395           $0      $8,605     $45,000           $393,878
January 1, 2006           $37,122           $0      $7,878     $45,000           $356,755
April 1, 2006             $40,365           $0      $7,135     $47,500           $316,390
July 1, 2006              $41,172           $0      $6,328     $47,500           $275,218
October 1, 2006           $41,996           $0      $5,504     $47,500           $233,222
January 1, 2007           $42,836           $0      $4,664     $47,500           $190,387
April 1, 2007             $46,192           $0      $3,808     $50,000           $144,195
July 1, 2007              $47,116           $0      $2,884     $50,000            $97,078
October 1, 2007           $48,058           $0      $1,942     $50,000            $49,020
January 1, 2008           $49,020           $0        $980     $50,000                 $0

Total                  $1,000,000      $16,313    $533,687  $1,550,000

(1) Accrued interest of 72 days as of January 1, 1998.

                                   SCHEDULE 4

                               SECURITY AGREEMENT

                                  SEE ATTACHED

                               SECURITY AGREEMENT

         The undersigned, WEISS AND NEUMAN SHOE CO., a Missouri corporation ("Company"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby enter into this Security Agreement ("Agreement") in favor of SANFORD W. WEISS ("Lender"), as agent for those individuals identified on Exhibit A hereto as of this 31st day of October, 1997.


                                    RECITALS

         A. As consideration for, and as a condition precedent to, Lender accepting Company's Secured Non-Negotiable Promissory Note in the principal amount of $1,000,000.00 and Company's Secured Non-Negotiable Promissory Note in a principal amount to be determined, both dated as of the date hereof (collectively, the "Notes"), Company has agreed to secure its obligations under the Notes.

         B. Lender and Southwest Bank of St. Louis ("Southwest"), have entered into that certain Subordination Agreement dated as of the date hereof (the "Subordination Agreement").


                                   AGREEMENTS

         1. Description of Obligations. The security interest created herein is intended to and shall guarantee and secure the performance of the covenants and agreements herein set forth and to guarantee and secure payment of Company's obligations under the Notes.

         2. Collateral and Grant of Security Interest. As security for the prompt and complete payment and performance of all monetary obligations under the Notes (the "Obligations"), Company does hereby sell, assign, transfer, convey, mortgage and grant a continuing security interest to Lender in all of Company's right, title and interest in and to Company's furniture, fixtures, equipment, inventory, supplies and accounts receivable related to operations of Company's business wherever located, whenever acquired and all proceeds thereof (collectively, the "Collateral").

         3. Representations and Warranties. Company hereby represents and warrants to Lender that:

                  (a) Company has all requisite authority to enter into and perform its obligations under this Agreement and all other agreements to be executed and delivered by Company hereunder and to consummate the transactions contemplated hereby; and

                  (b) this Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

         NOTWITHSTANDING ANYTHING SET FORTH HEREIN TO THE CONTRARY, LENDER HEREBY ACKNOWLEDGES THAT ITS RIGHTS IN AND TO THE COLLATERAL ARE SUBORDINATE TO SOUTHWEST'S RIGHT IN AND TO THE COLLATERAL IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT.

         4. Covenants of Company. Company hereby covenants and agrees with Lender that so long as the Obligations are outstanding, Company shall:

                  (a) maintain the Collateral free from any liens, security interests or encumbrances, except for the security interest granted hereby and any security interest granted in favor of Southwest, and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; and

                  (b) promptly execute and deliver all instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

         5. Events of Default and Remedy. The following occurrences shall constitute "Events of Default":

                  (a) failure by Company to perform or observe any of the material covenants or agreements contained in this Agreement or the Guaranty and failure to cure such default within 10 days after Company is given notice thereof by Lender;

                  (b) failure by Company to pay when such payment is due (giving consideration to applicable grace periods and rights to cure), any payment on account of principal or interest pursuant to the Notes; and

                  (c) bankruptcy or insolvency of Company.

Upon the occurrence of an Event of Default, Lender may immediately declare the principal of and the interest on the Notes to be due and payable, and whether or not the Notes is declared due and payable, have, subject to the terms and conditions of the Subordination Agreement, the right to take immediate possession of the Collateral. If the value of the Collateral as of the date of such Event of Default is less then the amount of the principal and interest accrued thereon as of the date of such Event of Default, Lender, in accordance with applicable law, shall have the right to deduct such deficiency from amounts otherwise due Company from Lender, if any, until such deficiency has been cured.

         6. Applicable Law/Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Uniform Commercial Code as it is in force in the State of Missouri (the "Code"). Any applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement in the same manner as if set forth herein; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Code shall be deemed to be modified so as not to be inconsistent with the Code and to that extent the provisions hereof shall be severable and the invalidity of one shall not invalidate another. In all respects this Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties shall be governed as to the validity, construction, enforcement and in all other respects by the laws of the State of Missouri, without regard to such state's conflicts of laws principles. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

          7. Duration. This Agreement shall continue in full force and effect until Company shall pay, cause to be paid or otherwise satisfy all of its monetary obligations under the Notes. Upon termination or cancellation of the lien created and existing hereunder, Lender shall execute and record any and all necessary or appropriate releases or documentation to evidence such termination or cancellation.

         8. Waiver and Amendment. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatsoever shall be valid unless in writing signed by Lender. A waiver by Lender of any right or remedy hereunder on any one occasion shall not bar Lender from asserting any right or remedy on any future occasion. No executory agreement, unless in writing and signed by Lender, and no course of dealing between Lender and Company shall be effective to change or modify or to discharge in whole or in part this Agreement.

         9. Notices. Any notice required by this Agreement shall be deemed sufficient if it is in writing and delivered personally or by certified mail, return receipt requested, addressed to Lender at its principal office and to Company or its legal representatives at the address written below Company's signature hereto or to such other addresses as they may designate by giving notice pursuant to this Section 9.

         10. Cumulative Remedies. All rights, remedies and powers granted to Lender herein or in any other agreement given by Company to Lender in connection with the Notes and the Guarantee shall be cumulative and may be exercised singly or concurrently.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Company and Lender and their respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the day and year first above written.


LENDER                                     COMPANY

      /s/ SANFORD W. WEISS                 By:  /s/ PETER EDISON
--------------------------------              ----------------------------------
Sanford W. Weiss                               Peter Edison
                                               President

                                           Address:
                                                      --------------------------

                                                      --------------------------

                                   SCHEDULE 5

                                PERSONAL GUARANTY

                                  SEE ATTACHED

                       LIMITED PERSONAL GUARANTY AGREEMENT

                                 Peter A. Edison

          THIS LIMITED PERSONAL GUARANTY AGREEMENT (this "Guaranty") is given as of October 31, 1997, by PETER A. EDISON, an individual residing at [home address], ("Guarantor"), in favor of SANFORD W. WEISS ("Lender"), as agent for those individuals set forth on Exhibit A hereto.

          A. Lender has accepted Weiss and Neuman Shoe Co.'s (the "Borrower") Secured Promissory Note in the principal amount of $1,000,000.00 and Company's Secured Promissory Note in a principal amount to be determined, both dated as of the date hereof (collectively, the "Notes").

          B. For the purpose of inducing Lender to extend credit to Borrower, Guarantor agrees to guarantee the prompt payment of the Notes to Lender in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for value received, and in consideration of the financial accommodations given or to be given or continued to Borrower by Lender, and for other good and valuable consideration to Guarantor, the receipt and sufficiency of which is hereby acknowledged:

          1. Guarantor hereby guarantees to Lender the prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of any and all indebtedness and obligations of Borrower to Lender pursuant to the terms and conditions of the Notes, including extensions, renewals or refundings thereof (each a "Liability" and collectively the "Liabilities"). "Liabilities" or a "Liability" shall also include reasonable expenses, including reasonable attorneys' fees, incurred by Lender in the efforts to collect any Liability or to enforce the undertakings of Guarantor hereunder. Whenever any such Liabilities shall become due and remain unpaid, Guarantor will, on demand make prompt payment of the amount due thereon; provided, however, that while the amount of the Liabilities that may be incurred by the Borrower is not limited, the liability of Guarantor to Lender hereunder shall not exceed $100,000.00.

          2. Demand may be made upon Guarantor for the enforcement of this Guaranty only after such demand for payment has been made to Borrower and the maturity of the Liabilities has been accelerated. Any action taken by Lender against Borrower, including foreclosure of any security held by Lender, shall in no event be considered a waiver or diminishment of any rights against Guarantor under this Guaranty. It is agreed that a compromise and settlement of any Liability shall, in no sense, compromise or settle Guarantor's liability hereunder.

          3. Guarantor does hereby waive presentment of any instrument, demand for payment, protest and notice of dishonor or nonpayment and Guarantor waives all rights arising out of any statute now existing or hereafter enacted with respect to guaranty or suretyship and which may otherwise require Lender at any time to take legal action against Borrower. Guarantor does hereby waive notice of the acceptance of this Guaranty and notice of any Liability contracted or incurred by Borrower.

          4. Lender may, from time to time, without the consent of or notice to Guarantor, change the manner, interest rate, place or terms of payment, and change or extend the time of payment of, refund, increase, decrease, renew or alter in any manner any Liability or security therefor, and may, from time to time, at its own discretion, without the consent of or notice to Guarantor, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any collateral pledged or mortgaged to secure any Liability, without in any way affecting Guarantor's obligation hereunder.

          5. The obligations of Guarantor hereunder shall apply to all Liabilities, including Liabilities arising on or prior to notice in writing from Guarantor that Guarantor will not be responsible for any further Liabilities or notice from a Guarantor's personal representative that such Guarantor has died or been adjudicated incompetent. Any such notice, to be effective, must be actually received by Lender. Notwithstanding the giving of such notice, the obligations of Guarantor shall continue in full force and effect as to all Liabilities then existing including those contingent, unliquidated or not yet accrued and to any Liabilities thereafter arising, to the extent that Lender may be bound or permitted by contract or otherwise to create or permit the creation of additional Liabilities including those which may or might have been contingent, unliquidated or not yet accrued Liabilities at the time such notice is given. Termination or revocation of this Guaranty by notice or by operation of law shall affect only the obligations of the guarantor for or on behalf of whom such notice is given or as to whom such event occur, the obligations of the other Guarantors, if any, to continue unabated.

          6. Lender may release any other surety, guarantor or Borrower or any collateral or security pledged by any guarantor or surety without affecting the liability hereunder of any guarantor not released by Lender in writing. This Guaranty shall be binding upon Guarantor and upon Guarantor's heirs, executors, personal representatives, administrators, legal representatives, successors and assigns and shall likewise be enforceable against any trusts created by Guarantor and shall inure to the benefit of Lender, its successors and assigns.

         7. Guarantor agrees that this Guaranty, and all obligations hereunder shall remain in full force and effect at all times hereinafter during the term hereof, notwithstanding any action or undertakings by, or against, Lender, or concerning any collateral securing the Liabilities in any proceeding under any bankruptcy law; including without limitation, matters relating to valuation of collateral, election or imposition of secured or unsecured claim status upon claims by Lender, pursuant to the Bankruptcy Code, or Rules of Bankruptcy Procedure as may be applicable from time to time. Guarantor understands and agrees that in the event any payment made by or on behalf of Borrower respecting any Liability or any portion of any such payment shall at any time be repaid by Lender in compliance with an order (whether or not final) by a court of competent jurisdiction pursuant to any provision of any bankruptcy law as now existing or hereafter amended or applicable state law, the Liabilities shall not be deemed to have been paid to the extent of the repayment so made, the obligations of Guarantor shall continue in full force and effect and Lender will continue to be entitled to the full benefits of this Guaranty notwithstanding any release, termination or return of this Guaranty. If acceleration of the time for payment of any amount payable by Borrower to Lender is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of the Liabilities shall nonetheless be payable be Guarantor hereunder forthwith on demand by Lender.

          8. This Guaranty and the rights and obligations of Lender and Guarantor hereunder shall be governed and construed in accordance with the laws of the State of Missouri, without regard to such state's conflicts of law principles.

          IN WITNESS WHEREOF, this instrument has been duly executed by Guarantor as of the date first set forth above.


                                        GUARANTOR:


                                        /s/ PETER A. EDISON
                                        ---------------------------------------
                                        Peter A. Edison



STATE OF MISSOURI  )
                   ) SS
CITY OF ST. LOUIS  )


Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 23rd day of October, 1997, personally appeared Peter A. Edison to me known personally, and did state upon his oath that he executed the foregoing instrument as his free act and deed.


                                        /s/ TERRI L. BRANSON
                                        ---------------------------------------
                                        Notary Public


                              Terri L. Branson
                         Notary Public - Notary Seal
My commission expires:        State of Missouri
                      -------------------------------
                              St. Louis County
                           My Commission Exp. 03/01/2001





                                      -3-